                                                                            EXECUTION COPY

90-DAY REVOLVING LOAN AGREEMENT

JPMorgan Chase Bank, N.A. 270 Park Avenue New York, NY 10017	The Royal Bank of Scotland plc 101 Park Avenue New York, NY 10178

September 25, 2006

The Reader’s Digest Association, Inc.
Reader’s Digest Road
Pleasantville, NY 10570-7000

Ladies and Gentlemen:

The Reader’s Digest Association, Inc. (the “Borrower”) has requested JPMorgan Chase Bank, N.A. (“JPMCB”) and The Royal Bank of Scotland plc (“RBS” and, together with JPMCB, the “Lenders”) to extend commitments under which the Borrower may obtain loans (each such loan, a “Loan” and collectively, the “Loans”) on a revolving credit basis on and after the date hereof and at any time from time to time prior to the Maturity Date (as defined below) in an aggregate principal amount outstanding at any time not to exceed $50,000,000. The Lenders have agreed to make such Loans on the terms and subject to the conditions set forth or incorporated by reference herein. The proceeds of the Loans will be used for general corporate purposes.

SECTION 1.01. Defined Terms; Construction. Subject to the following sentence, all capitalized terms used in, or incorporated by reference into, this Agreement but not otherwise defined herein shall be defined as set forth in the Five-Year Revolving Credit Agreement dated as of April 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Five-Year Credit Agreement”), among the Borrower, certain subsidiaries of the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, but with the definitions in the Existing Five-Year Credit Agreement being modified and construed in accordance with the following sentence. All references in the Existing Five-Year Credit Agreement, including in the schedules thereto (or in provisions and schedules incorporated herein from the Existing Five-Year Credit Agreement or defined terms used in such provisions and schedules) to (i) the “Lenders”, the “Required Lenders”, the “Administrative Agent”, the “Collateral Agent” or the “Agents” shall be deemed to be references to the Lenders party to this Agreement, (ii) the “Borrowers” or the “Company” shall be deemed to be references to the Borrower (as defined herein), (iii) any “Borrowing Subsidiary” or “Canadian Subsidiary” shall be disregarded, (iii) the “Subsidiary Guarantors” shall be deemed to be references to the subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto, (iv) the “Loan Parties” shall be deemed to be references to the Borrower and the Subsidiary Guarantors, (v) “the “Commitments” shall be deemed to be references to the commitments of the Lenders hereunder (the initial amounts of such Commitments being $25,000,000 for each Lender and $50,000,000 in the aggregate for both Lenders), (vi) “Loans” shall be deemed to be references to the Loans (as defined herein), (vii) “Interest Periods” shall be deemed to be references to “Interest Periods” as defined in the Existing Five-Year Credit Agreement, but without giving effect to references in such definition to Interest Periods of three or six months’ duration and with Interest Periods shorter than one month to be available subject to the consent of all the Lenders to each such shorter Interest Period, (viii) “the date hereof” or “the date of this Agreement” shall be deemed to be references to the date of this Agreement, (ix) “this Agreement” or any “Loan Document” shall be deemed to be references to this Agreement, (x) the “Maturity Date” shall be deemed to be November 30, 2006, (xi) the “Transactions” shall mean the execution, delivery and performance of this Agreement and the borrowings hereunder, (xii) the “Effective Date” shall be deemed to be a reference to the date on which the obligations of the Lenders under this Agreement shall become effective, and (xiii) Articles and Sections shall be deemed to be references to such Articles and Sections as incorporated by reference herein.

SECTION 1.02. Commitments. Subject to the terms and conditions and relying on the representations and warranties set forth or incorporated by reference herein, each Lender severally agrees to make Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitments in accordance with the terms hereof, in an aggregate principal amount outstanding at any time not to exceed such Lender’s Commitment, as the same may be reduced from time to time pursuant to the terms hereof; provided, however, that the Borrower shall not request, and Lenders shall not be obligated to make, any such Loan if, at the time of making such Loan, the aggregate Commitments (as defined in the Existing Five-Year Revolving Credit Agreement) of the lenders under the Existing Five-Year Credit Agreement shall exceed the aggregate Revolving Credit Exposures (as defined in the Existing Five-Year Revolving Credit Agreement) of such lenders. Within the limits of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Loans on and after the date hereof and prior to the Maturity Date, on the terms and subject to the conditions and limitations set forth herein.

SECTION 1.03. Incorporation by Reference. (a) The provisions of the following Articles and Sections of the Existing Five-Year Credit Agreement are incorporated herein by reference in their entirety, it being agreed that (i) such provisions, including the defined terms used therein and the definitions of such terms in the Existing Five-Year Credit Agreement, shall be construed in accordance with Section 1.01 hereof, (ii) all references in such provisions to notices, deliveries or payments to the Administrative Agent will be deemed to refer to notices or deliveries given or made simultaneously to both Lenders or to payments made simultaneously and ratably to both Lenders, and all references in such provisions to notices to be given and actions to be taken by the Administrative Agent will be deemed to refer to notices jointly given and actions jointly taken by both Lenders and (iii) in the event of any inconsistency between the provisions incorporated herein by reference and the provisions expressly set forth herein, the provisions expressly set forth herein shall control:

Article II: Sections 2.02, 2.03, 2.04(a) (except that such paragraph shall be deemed to require that each Lender fund its Loans by wire transfer of funds to the account specified by the Borrower in the Borrowing Request delivered pursuant to Section 2.03 and the second sentence of such paragraph shall be disregarded), 2.05 (other than paragraph (c) of such Section), 2.06 (other than paragraph (d) of such Section), 2.07 (other than paragraph (b) of such Section), 2.08, 2.09, 2.10, 2.11, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 2.21 and 2.22(a) (with the references in Sections 2.11 and 2.14 to $10,000,000 being deemed to be references to $5,000,000);

Article III: All Sections in Article III (other than Sections 3.01(d), 3.01(f)(ii) and (iii), 3.01(g) and 3.01(i), and with the references in Section 3.01(h)(iii)(A) and (B) being deemed to require, in lieu of resolutions of the Board of Directors of the Borrower specifically authorizing the transactions contemplated hereby, evidence satisfactory to the Lenders that the terms of this Agreement are being approved by the chief executive officer of the Borrower pursuant to a delegation of authority from the Board of Directors of the Borrower, and that the execution and delivery of this Agreement have been approved pursuant to such delegation of authority);

Article IV: All Sections in Article IV (except that references to “June 30, 2004” and to “KPMG LLP” in Section 4.04 will be deemed to refer to June 30, 2006, and to Ernst and Young LLP, respectively, and Sections 4.04(a)(ii) and 4.14 shall be disregarded);

Article V: All Sections in Article V (other than Sections 5.09 and 5.10);

Article VI: All Sections in Article VI;

Article VII: All provisions of Article VII;

Article IX: Section 9.03 (other than the clause “, and without limiting the provisions of Section 9.01,” in the first sentence thereof); and

Article X: Section 10.01(a) and (c) (with such paragraph (c) being deemed to require that notices be sent to each Lender at the address for notices specified in the Existing Five-Year Credit Agreement or at such other address as such Lender shall specify by notice to the Borrower and the other Lender from time to time), 10.02, 10.03, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.14(a) and (d) and 10.19.

(b) The Schedules attached to the Existing Five-Year Credit Agreement (other than Schedule 2.01, which is replaced by Annex I hereto) will be deemed to be attached hereto, with the terms used therein being defined as set forth herein.

SECTION 1.04. Additional Condition to Effectiveness. In addition to the conditions to the effectiveness of this Agreement incorporated by reference from the Existing Five-Year Credit Agreement, it shall be a condition to the effectiveness of this Agreement that the “Covenant Effective Date” (as defined in the Second Amendment and Consent dated on or about September 28, 2006, to the Existing Five-Year Credit Agreement) shall have occurred or shall simultaneously occur.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

JPMORGAN CHASE BANK, N.A., as a Lender,
by:
/s/ Randolph Cates
Name: Randolph Cates Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Lender,
by:
/s/ Andrew Wynn
Name: Andrew Wynn Title: Managing Director

Accepted and Agreed to as of the date first appearing above:
THE READER’S DIGEST ASSOCIATION, INC., as Borrower,

by	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

BOOKS ARE FUN, LTD., as a Guarantor,

by	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

QSP, INC., as a Guarantor,

by	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

REIMAN MEDIA GROUP, INC., as a Guarantor,

by	/s/ William H. Magill
Name: William H. Magill
Title: Vice President and Treasurer

Commitments

Lender	Allocation
JPMorgan Chase Bank, N.A.	$25,000,000.00
The Royal Bank of Scotland plc	$25,000,000.00

Total:	$50,000,000.00